                                                                     EXHIBIT 3.2

                                                                           DRAFT



                           CERTIFICATE OF ELIMINATION
                 OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF
                                E-CENTIVES, INC.


                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

                  e-centives, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                  1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Corporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of 2,330,000 shares of Series C Convertible Preferred Stock, having a par value of $.01 per share (the "Series C Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on February 18, 2000, filed a Certificate of Designation with respect to such Series C Preferred Stock in the office of the Secretary of State of the State of Delaware.

                  2. That no shares of said Series C Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

                  3. That the Board of Directors of the Corporation has adopted the following resolutions:

                           WHEREAS,  immediately after the automatic  conversion
                  of all of the shares of Series C Preferred Stock, no shares of Series C Preferred Stock will be outstanding and no shares of such Series C Preferred Stock will be issued subject to said Certificate of Designation.

                           RESOLVED, that all matters set forth in the
                  Certificate of Designation with respect to such Series C Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Corporation after such automatic conversion of the Series C Preferred Stock.

                           RESOLVED FURTHER, that the officers of the
                  Corporation be, and hereby are, authorized and directed to file, at such time as no shares of Series C Preferred Stock are outstanding, a Certificate of

                  Elimination with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Series C Preferred Stock shall be eliminated from the Certificate of Incorporation, as heretofore amended, of the Corporation.

                  4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Series C Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Kamran Amjadi, its Chief Executive Officer, and attested by Mehrdad Akhavan, its President, Chief Operating Officer and Secretary, this __ day of August, 2000.


                                        E-CENTIVES, INC.


                                        By:
                                           -------------------------------------
                                           Kamran Amjadi
                                           Chief Executive Officer


                                        Attest:


                                        By:
                                            ------------------------------------
                                            Mehrdad Akhavan
                                            President, Chief Operating Officer
                                            and Secretary